                                                                    EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1997 in Williams Scotsman, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 attached to the Registration Statement (Form S-4) and related Prospectus as Annex A thereto.

                                          ERNST & YOUNG LLP

Baltimore, Maryland
September 18, 1997